Exhibit 10.4
Re:	USD 40,000,000.00 swap transaction between The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“Party A’) and Wright Express (“Party B”)

PLEASE RESPOND TO THIS FACSIMILE WITHIN ONE BUSINESS DAY
     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Swap Transaction entered into between Party A and Party B on the Trade Date specified below.
     The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
     This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates, In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA 2002 Master Agreement International Swaps and Derivatives Association, Inc. (the “ISDA Form”), with such modifications in the “Schedule” attached thereto, as we shall in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained in or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below, Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York (without reference to choice of law doctrine) as the governing law and U.S. Dollars as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of the ISDA Form, or if applicable, an ISDA Master Agreement, and this Confirmation, this Confirmation will prevail for the purpose of this Swap Transaction.
     Terms are Binding: In the absence of manifest error, each Confirmation we send you shall be conclusive and binding on you unless you notify us in writing of an objection to the terms thereof within five days after delivery, or we notify you of an error in the Confirmation.
1. Swap Transaction
     The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 40,000,000.00

Trade Date:	July 18, 2007

Effective Date:	July 23, 2007

Termination Date:	July 22, 2009, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	The 22 calendar day of each month commencing on August 22, 2007 to the Termination Date inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	5.20000%

Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Payment Dates:	The 22 calendar day of each month commencing on August 22, 2007 to the Termination Date inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Floating Rate Day Count Fraction:	Actual/360

Spread:	None

Reset Dates:	First day of each Calculation Period

Business Days for Party A and Party B:	London and New York

Calculation Agent:	Party A, unless otherwise stated in the agreement
2. Account Details

Payment instructions for Party A:	Federal Reserve Bank
	A/C Name:	The Bank of Tokyo-Mitsubishi-Mitsubishi, Ltd., New York Branch
	CHIPS ABA	963 UID 279384
	ABA #:	026-009-632
	A/C No.:	97770426

Payment instructions for Party B:	Bank:	Harris Bank, Chicago
	ABA#:	071000288
	A/C Name:	Wright Express Corporation

A/C No.:	4539482

Party B:	Documentation Contact	Operations Contact

	Name(s): Frank Douglass	Frank Douglass

	Tel No: (207) 523-7723	(207) 523-7723

	Fax No: (207) 523-7104	(207) 523-7104

	Email: Frank_Douglass@wrighexpress.com	Frank_Douglass@wrightexpress.com
3. Offices
     The Office of Party A for this Swap Transaction is New York.
     The Office of Party A for this Swap Transaction is South Portland, Maine.
4. Other Provisions
Each party represents and warrants to the other party that, in connection with this Swap Transaction, (i) it has and will continue to consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it deems necessary, and it has and will continue to make its own investment, hedging and trading decisions (including, without limitation, decisions regarding the appropriateness and/or suitability of this Swap Transaction) based upon its own independent judgment and upon any advice or recommendation from such advisors as it deems necessary, and not in reliance upon the other party hereto or any of its Affiliates or any of their respective officers, directors or employees, or any view expressed by any of them, (ii) it has evaluated and it fully understands all the terms, conditions and risks of this Swap Transaction. and it is willing to assume (financially and otherwise) all such risks, (iii) it has and will continue to act as principal and not agent of any person, and the other party hereto and its Affiliates have not and will not be acting as a fiduciary or financial, investment, commodity trading or other advisor to it, and (iv) it is entering into this Swap Transaction in connection with its line of business,
     Please confirm that this facsimile correctly sets forth the terms of the Swap Transaction by executing the copy of this Confirmation for that purpose and returning it to us by facsimile at (201) 413-4192/8179.

Confirmed as of the date first written:		Confirmed as of the date first written:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch		Wright Express,

/s/ Gary Mirabito		/s/ Steven Elder

Name:	Gary Mirabito	Name:	Steven Elder
Title:	Vice President, Market Operations Group	Title:	Treasurer

Counterpart Ref No.